UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 25, 2008 (June 20, 2008)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-113470 (Commission File Number)	76-0681190 (IRS Employer Identification No.)

3110 Hayes Road, Suite 300, Houston, Texas (Address of principal executive offices)	77082 (Zip Code)
Registrant’s telephone number, including area code:   (281) 596-9988

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of officers.
On June 20, 2008, Cardtronics, Inc. (“Cardtronics” or the “Company”) announced that it had appointed Michael H. Clinard as the Company’s President – Global Services and Rick Updyke as the Company’s President – Global Development. Mr. Clinard, age 41, has served as Cardtronics’ Chief Operating Officer since joining the Company in August 1997. Mr. Updyke, age 49, has served as Cardtronics’ Chief Strategy and Development Officer since July 2007. From February 1984 to July 2007, Mr. Updyke held various positions with Dallas-based 7-Eleven, Inc., a convenience store retail company, including Vice President of Corporate Business Development from February 2001 to July 2007. Jack M. Antonini, who previously served as both Cardtronics’ President and Chief Executive Officer, will continue to serve as the Company’s Chief Executive Officer.
Entry into new employment agreements.
On June 20, 2008, Cardtronics announced that its subsidiary, Cardtronics, LP, entered into employment agreements with Jack M. Antonini, Chief Executive Officer; J. Chris Brewster, Chief Financial Officer; and Michael H. Clinard, President – Global Services. The compensation committee (the “Compensation Committee”) of the Board of Directors of Cardtronics (the “Board”) approved the terms of the new employment agreements, which replace the employment agreements with Messrs. Antonini, Brewster, and Clinard that expired in January 2008. The following discussion provides a summary of the material terms of the agreements and is qualified in its entirety by reference to the text of the agreements, a form of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Under the terms of the agreements, effective June 20, 2008, Messrs. Antonini, Brewster, and Clinard are entitled to receive annual base salaries of $397,470, $302,500, and $370,800, respectively. The annual base salaries are subject to periodic review by the Board (or a committee thereof) and may be increased, but not decreased, at any time. Under the terms of the agreements, each executive is eligible to receive a performance-based bonus payable on or before March 15 each year. The bonus at targeted levels of performance is equal to 50% of the executive’s base salary, with the annual payout subject to approval by the Board (or a committee thereof). In addition, each executive is entitled to receive perquisite benefits made available to other senior officers, sick leave, and four weeks paid vacation time each year. The terms of the agreements expire on June 20, 2011 and, unless terminated sooner, continue on a year-to-year basis.
In addition to the terms summarized above, the agreements provide for severance compensation upon termination of the executive’s employment. If the executive’s employment terminates due to (1) medical or mental disability, (2) death, (3) “Cause” (as defined in the agreements), or (4) the executive resigns for other than “Good Reason” (as defined in the agreements), the executive is entitled to receive payment for all accrued but unpaid base salary, reimbursement of all accrued but unreimbursed expenses and benefits to which the executive is entitled. If the executive’s employment terminates due to reasons other than those set forth above, the executive is entitled to severance that includes any unpaid annual bonus for the calendar year preceding the termination, a bonus for the calendar year in which the termination occurs (subject to the conditions set forth in the agreements), and an amount equal to two times the sum of the executive’s base salary as of the termination date and the executive’s “Average Annual Bonus” amount (as defined in the agreements). Furthermore, in the event the termination occurs within the one-year period beginning on the date of a “Change in Control” (as defined in the agreements), any vested stock options held by the executive will remain exercisable for five years following the termination date.
Amendment of existing employment agreements.
On June 24, 2008, Cardtronics and Cardtronics, LP amended the employment agreement with Rick Updyke, President – Global Development, and Bank Machine Ltd., Cardtronics’ wholly-owned United Kingdom subsidiary, amended the employment agreement with Ron Delnevo, the subsidiary’s Managing Director. Under the terms of the amendments, Messrs. Updyke and Delnevo are entitled to receive annual base salaries of $291,000 and £186,323, respectively, and the terms of the employment agreements for Messrs. Updyke and Delnevo were extended to June 20, 2011 and June 5, 2011, respectively. No other modifications were made to the employment agreements.

The amendments to the employment agreements have been filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.
Grants of restricted stock.
Through June 20, 2008, the Compensation Committee had approved grants of 1,640,250 shares of restricted stock to certain of its employees, including grants to its named executive officers on June 20, 2008. The restricted stock awards granted to Messrs. Antonini, Brewster, Clinard, Delnevo, and Updyke vest in four equal installments on each of the first four anniversaries of the grant date. However, under the terms of the agreements with Messrs. Antonini, Brewster, and Clinard, if a “Change in Control” (as defined in the agreements) occurs after the date of grant and on or before the date of the termination of the executive’s employment, then the “Forfeiture Restrictions” (as defined in the agreements) lapse with respect to 50% of the restricted shares effective as of the date upon which the Change in Control occurs. Further, under the terms of the agreements with Messrs. Antonini, Brewster, and Clinard, if following a Change of Control the executive is subsequently terminated and such termination is an “Involuntary Termination” (as defined in the agreements) or a “Good Reason Termination” (as defined in the agreements), all remaining Forfeiture Restrictions lapse effective as of the date of such termination. Finally, with regards to the shares granted to Mr. Delnevo, in the event the receipt of the shares or the lapse of the Forfeiture Restrictions results in compensation income or wages to Mr. Delnevo that are subject to National Insurance contributions (as further discussed in the agreement), the Company has agreed to pay these obligations, up to a maximum total of 13.8% of such income or wages.  The restricted stock agreements have been filed as Exhibits 10.4, 10.5, 10.6, 10.7, and 10.8 to this Current Report on Form 8-K and are incorporated herein by reference.
ITEM 9.01. Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Form of Employment Agreement.

10.2	First Amendment to Employment Agreement between Cardtronics, LP, Cardtronics, Inc., and Rick Updyke, dated effective as of June 20, 2008.

10.3	First Amendment to Amended and Restated Service Agreement between Bank Machine Ltd. and Ron Delnevo, dated effective as of June 5, 2008.

10.4	Restricted Stock Agreement between Cardtronics, Inc. and Jack M. Antonini, dated June 20, 2008.

10.5	Restricted Stock Agreement between Cardtronics, Inc. and J. Chris Brewster, dated June 20, 2008.

10.6	Restricted Stock Agreement between Cardtronics, Inc. and Michael H. Clinard, dated June 20, 2008.

10.7	Restricted Stock Agreement between Cardtronics, Inc. and Rick Updyke, dated June 20, 2008.

10.8	Restricted Stock Agreement between Cardtronics, Inc. and Ron Delnevo, dated June 20, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc.
(Registrant)

June 25, 2008	/s/ J. CHRIS BREWSTER
(Date)	J. Chris Brewster
Chief Financial Officer